Exhibit 21.1

LIST OF SUBSIDIARIES

1.	AccessPAS, Inc., a corporation organized under the laws of Delaware.

2.	EUROPE*STAR Gesellschaft für Satellitenkommunikation GmbH, a company organized under the laws of Germany.

3.	Horizons Satellite Holdings LLC, a limited liability company organized under the laws of Delaware.

4.	Horizons-1 Satellite LLC, a limited liability company organized under the laws of Delaware.

5.	Horizons-2 Satellite LLC, a limited liability company organized under the laws of Delaware.

6.	Intelsat (Gibraltar) Limited, a company organized under the laws of Gibraltar.

7.	Intelsat (Luxembourg) S.A., a company organized under the laws of Luxembourg.

8.	Intelsat Africa (Pty) Ltd., a company organized under the laws of South Africa.

9.	Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.

10.	Intelsat Asia Carrier Services, Inc., a corporation organized under the laws of Delaware.

11.	Intelsat Asia Pty. Ltd., a company organized under the laws of Australia.

12.	Intelsat Brasil Ltda., a company organized under the laws of Brazil.

13.	Intelsat Brasil Servicos de Telecomunicacao Ltda., a company organized under the laws of Brazil.

14.	Intelsat Broadband Pty. Ltd., a company organized under the laws of Australia.

15.	Intelsat China (Hong Kong) Limited, a company organized under the laws of Hong Kong.

16.	Intelsat Clearinghouse Corporation, a corporation organized under the laws of Delaware.

17.	Intelsat Corporation, a corporation organized under the laws of Delaware.

18.	Intelsat de Colombia S.A., a company organized under the laws of Colombia.

19.	Intelsat France SAS, a company organized under the laws of France.

20.	Intelsat General Corporation, a corporation organized under the laws of Delaware.

21.	Intelsat Germany GmbH, a company organized under the laws of Germany.

22.	Intelsat Global Sales & Marketing Ltd., a company organized under the laws of England and Wales.

23.	Intelsat Global Service LLC, a limited liability company organized under the laws of Delaware.

24.	Intelsat Holdings LLC, a limited liability company organized under the laws of Delaware.

25.	Intelsat India Private Limited, a company organized under the laws of India.

26.	Intelsat International Employment, Inc., a corporation organized under the laws of Delaware.

27.	Intelsat International Systems LLC, a limited liability company organized under the laws of Delaware.

28.	Intelsat Jackson Holdings S.A., a company organized under the laws of Luxembourg.

29.	Intelsat Kommunikations GmbH, a company organized under the laws of Germany.

30.	Intelsat License Holdings LLC, a limited liability company organized under the laws of Delaware.

31.	Intelsat License LLC, a limited liability company organized under the laws of Delaware.

32.	Intelsat Luxembourg Investment S.a.r.l., a company organized under the laws of Luxembourg.

33.	Intelsat Management LLC, a limited liability company organized under the laws of Delaware.

34.	Intelsat New Dawn (Gibraltar) Limited, a company organized under the laws of Gibraltar.

35.	Intelsat New Dawn Company, Ltd., a company organized under the laws of Bermuda.

36.	Intelsat Operations S.A., a company organized under the laws of Luxembourg.

37.	Intelsat Satellite LLC, a limited liability company organized under the laws of Delaware.

38.	Intelsat Service and Equipment Corporation, a corporation organized under the laws of Delaware.

39.	Intelsat Singapore Pte. Ltd., a company organized under the laws of Singapore.

40.	Intelsat Subsidiary (Gibraltar) Limited, a company organized under the laws of Gibraltar.

41.	Intelsat UK Financial Services Ltd., a company organized under the laws of England and Wales.

42.	Intelsat USA License LLC, a limited liability company organized under the laws of Delaware.

43.	Intelsat USA Sales LLC, a limited liability company organized under the laws of Delaware.

44.	Mountainside Teleport LLC, a limited liability company organized under the laws of Delaware.

45.	New Dawn Distribution Company, Ltd., a company organized under the laws of Mauritius.

46.	New Dawn Satellite Company, Ltd., a company organized under the laws of Mauritius.

47.	PanAmSat Capital Corporation, a company organized under the laws of Delaware.

48.	PanAmSat de Mexico S. de R. L. de C.V., a company organized under the laws of Mexico.

49.	PanAmSat do Brasil Ltda., a company organized under the laws of Brazil.

50.	PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

51.	PanAmSat Europe Limited, a company organized under the laws of England and Wales.

52.	PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

53.	PanAmSat India, Inc., a corporation organized under the laws of Delaware.

54.	PanAmSat International Holdings, LLC, a limited liability company organized under the laws of Delaware.

55.	PanAmSat International Sales, LLC, a limited liability company organized under the laws of Delaware.

56.	PanAmSat International Systems Limited, a company organized under the laws of the Cayman Islands.

57.	PanAmSat International Systems Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

58.	PanAmSat Limited Liab. Co., a company organized under the laws of Switzerland.

59.	PanAmSat Satellite Europe Limited, a company organized under the laws of England and Wales.

60.	PanAmSat Services, Inc., a corporation organized under the laws of Delaware.

61.	PanAmSat Sistemas de Comunicacao DTH do Brasil Ltda., a company organized under the laws of Brazil.

62.	PAS International LLC, a limited liability company organized under the laws of Delaware.

63.	Southern Satellite Corp., a corporation organized under the laws of Connecticut.

64.	Southern Satellite Licensee Corporation, a corporation organized under the laws of Delaware.

65.	WP Com, S. de R.L. de C.V., a company organized under the laws of Mexico.